Exhibit 4.14

DEPOSIT TRUST AGREEMENT

dated as of December 22, 2000

between

DF SPECIAL HOLDINGS CORPORATION
as Depositor,

and

WILMINGTON TRUST COMPANY,
as Owner Trustee

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS; DECLARATION OF BUSINESS TRUST BY THE BANK

SECTION 2.1	Declaration of Business Trust by the Bank	11
SECTION 2.2	Transfer of Trust Estate to Owner Trustee	12
SECTION 2.3	Authority to Execute and Perform Various Documents	13
SECTION 2.4	Execution and Delivery of Owner Trust Certificates	14
SECTION 2.5	Activities of the Trust	14

ARTICLE III

ESTABLISHMENT OF TRUST ACCOUNTS

SECTION 3.1	Establishment of Certificate Account	16
SECTION 3.2	Permitted Withdrawals From the Trust Accounts	17
SECTION 3.3	Transfer to and from the Cash Collateral Account	17
SECTION 3.4	Investment of Cash Collateral Account	18

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE

SECTION 4.1	Released Certificates	18
SECTION 4.2	Payments	18
SECTION 4.3	Statements to Certificateholders	20
SECTION 4.4	Access to Certain Documentation and Information	20
SECTION 4.5	Compliance with Withholding Requirements	20

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

SECTION 5.1	Notice of Certain Events; Action by the Owner Trustee	21
SECTION 5.2	Distribution of Reports	22
SECTION 5.3	Action Required Only if Owner Trustee is Indemnified	22
SECTION 5.4	No Duties Except as Specified in Agreement or Instructions	22

ARTICLE VI

THE OWNER TRUSTEE

SECTION 6.1	Acceptance of Trust and Duties	23
SECTION 6.2	Limited Representations or Warranties of the Owner Trustee	23
SECTION 6.3	Certain Duties and Responsibilities	24
SECTION 6.4	Reliance; Advice of Counsel	25
SECTION 6.5	Books and Records; Tax Election	26

ARTICLE VII

COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION OF THE OWNER TRUSTEE

SECTION 7.1	Compensation of the Owner Trustee	26
SECTION 7.2	Reimbursement and Indemnification of the Owner Trustee	26
SECTION 7.3	Not Obligations of the Trust	27

ARTICLE VIII

TERMINATION OF AGREEMENT

SECTION 8.1	Termination	28
SECTION 8.2	Further Assurances by the Owner Trustee upon Termination	28
SECTION 8.3	Insolvency of a Certificateholder	28

ARTICLE IX

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE OWNER TRUSTEES

SECTION 9.1	Resignation of the Owner Trustee; Appointment of Successor	29
SECTION 9.2	Co-Trustees and Separate Trustees	30

ARTICLE X

SUPPLEMENTS AND AMENDMENTS

SECTION 10.1	Supplements and Amendments	30
SECTION 10.2	Additional Amendment Provisions	31

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR

SECTION 11.1	Representations and Warranties of the Depositor	31
SECTION 11.2	Accrued Interest, Etc.	33
SECTION 11.3	Additional Covenants of the Depositor	33

ARTICLE XII

TRANSFER OF OWNER TRUST CERTIFICATES

SECTION 12.1	Registration of Transfer and Exchange of Owner Trust Certificates	33
SECTION 12.2	Mutilated, Destroyed, Lost or Stolen Owner Trust Certificates	36
SECTION 12.3	Persons Deemed Owners	36
SECTION 12.4	Access to Names and Addresses	36
SECTION 12.5	Actions of Certificateholders and Others	37

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1	No Legal Title to Trust Estate in the Certificateholders	37
SECTION 13.2	Reserved	38
SECTION 13.3	Action by the Owner Trustee is Binding	38
SECTION 13.4	Limitation on Rights of Others	38
SECTION 13.5	Notices	38
SECTION 13.6	Severability	38
SECTION 13.7	Limitation on the Depositor's and the Certificateholder's Respective Liability	38
SECTION 13.8	Separate Counterparts	39
SECTION 13.9	Successors and Assigns	39
SECTION 13.10	Headings	39
SECTION 13.11	Governing Law	39
SECTION 13.12	Administration of Trust	39
SECTION 13.13	Performance by the Depositor or the Administrators	39
SECTION 13.14	No Implied Waiver	39
SECTION 13.15	References	40
SECTION 13.16	Tax Matters	40

Schedule I	-	Schedule of Underlying Certificates

Exhibit A	-	Form of Owner Trust Certificate

Exhibit B-1	-	Form of Transferor Certificate

Exhibit B-2	-	Form of Transferee Certificate

Exhibit C	-	Form of Certificate of Trust

Exhibit D	-	Compliance Certification

Exhibit D-1	-	Valuation Report

Exhibit E	-	Release Certification

DEPOSIT TRUST AGREEMENT

           THIS DEPOSIT TRUST AGREEMENT, dated as of December 22, 2000 (the "Agreement"), by and between DF SPECIAL HOLDINGS CORPORATION, a Delaware corporation, as depositor (in such capacity, the "Depositor") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

W I T N E S S E T H:

           WHEREAS, the Depositor desires to form the trust to be created hereby (the "Trust") for the purpose of (i) accepting from or on behalf of the Depositor from time to time the Underlying Certificates (as defined herein), and holding for the benefit of the holders of the Owner Trust Certificates (the "Holders" or "Certificateholders") the Trust Estate (as defined herein), (ii) issuing certificates evidencing the entire beneficial ownership interest in the Trust (such certificates, the "Owner Trust Certificates"), (iii) releasing from time to time certain of the Underlying Certificates or other assets in the Trust Estate and (iv) engaging in certain activities incidental to the foregoing; and

           WHEREAS, Wilmington Trust Company, a Delaware banking corporation, is willing to act as owner trustee hereunder (in its individual capacity, the "Bank", and solely in its capacity as owner trustee hereunder, with its successors in interest in such capacity and its permitted assigns, the "Owner Trustee") and to accept the Trust created hereby.

           NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           All capitalized terms used herein and not otherwise defined, unless the context otherwise requires, shall have the meanings set forth below.

           "Administration Agreement" shall mean the Administration Agreement, dated as of the date of the Indenture, between the Trust and the Administrators, pursuant to which the Administrators shall perform various obligations of the Trust and the Owner Trustee under this Agreement.

           "Administration Agreements" shall have the meaning assigned such term in the Indenture.

           "Administrators" shall mean the Persons acting as an "Administrator" from time to time under the Administration Agreement, which initially shall be Delta Funding and U.S. Bank Trust National Association.

           "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the meaning of "control".

           "Agent" shall mean any agent or attorney of the Owner Trustee or the Trust appointed to execute one or more of the trust or powers hereunder, and shall include the Administrators.

           "Agreement" shall mean this Deposit Trust Agreement, as the same may be amended or supplemented from time to time.

           "Applicant" shall have the meaning specified in Section 12.4(a) of this Agreement.

           "Back-Up Servicing Agreements" shall mean the agreements to be entered into pursuant to the Indenture between the Company and a nationally recognized back-up servicer, as such agreements may be amended, modified or supplemented from time to time.

           "Bank" shall have the meaning assigned to that term in the preamble above.

           "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

           "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. as the same may be amended or supplemented from time to time.

           "Cash Collateral Account" shall mean the Eligible Account established pursuant to Section 3.1(b) of this Agreement.

           "Cash Escrow Account" shall mean the cash escrow account established by an escrow agreement of even date with the Indenture into which Delta Financial Corporation shall deposit funds to pay accrued interest on the Notes pursuant to Section 4.24 of the Indenture.

           "Certificate Account" shall mean the segregated trust account established in the name of the Owner Trustee pursuant to Section 3.1(a) of this Agreement.

           "Certificateholder" or "Holder" shall mean, with respect to any Owner Trust Certificate, the Person in whose name such Owner Trust Certificate is registered on the Certificate Register. Initially, the Depositor shall be the sole Holder of all the Owner Trust Certificates.

           "Certificateholder Funds" shall mean, with respect to any Payment Date, an amount equal to all amounts on deposit in the Certificate Account as of the commencement of business on such Payment Date, net of (i) any amounts payable or reimbursable to the Owner Trustee from the Certificate Account pursuant to Section 7.2 hereunder and (ii) any amounts deposited in the Certificate Account in error.

           "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit C to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

           "Certificate Register" and "Certificate Registrar" shall mean the register of Owner Trust Certificates maintained, and the registrar appointed, respectively, pursuant to Section 12.1.

           "Certificate Schedule" shall mean the schedule of Underlying Certificates which shall include the following information with respect to each Underlying Certificate:

1.	the series, class and percentage interest;

2.	the identity of the related Underlying Agreement; and

3.	the Value as of the Closing Date or the related Transfer Date, as applicable.

           "Collateral Agent" shall mean the Person acting in the role of agent under the Pledge Agreement which, as of the date hereof is U.S. Bank Trust National Association.

           "Collateral Agreements" means, collectively the Pledge Agreements, the Security Agreement, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

           "Collateral Test" shall mean (i) the aggregate Value of the Underlying Certificates, which are eligible to be counted toward the Minimum Senior Residual Amount (as that term is defined in and) as provided in Sections 4.17, 4.19 and 4.27 of the Indenture and the amount of the Trust Account Property held in the Trust and in Delta Funding Residual Holding Trust 2000-2 at least equals the applicable amount:

Time Period	Minimum Applicable Amount

From the Issue Date of the Notes to September 29, 2001	$165,000,000

From September 30, 2001 to September 29, 2002	$170,000,000

From September 30, 2002 to September 29, 2003	$175,000,000

From and after September 30, 2003 until the Notes are paid in full.	$200,000,000

and (ii) the aggregate Value of Senior Residuals, which are eligible to be counted toward the Minimum Senior Residual Amount as provided in Sections 4.17, 4.19 and 4.27 of the Indenture, constituting a portion of the trust estates of the Collateral Trusts shall not be less than the Minimum Senior Residual Amount.

           For the purposes of the Collateral Test, residual receivables arising from net interest margin securities transactions ("NIMS") shall be deemed to be Senior Residuals when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

           "Collateral Trusts" shall mean the Trust and Delta Funding Residual Holding Trust 2002, a Delaware business trust formed pursuant to the Deposit Trust Agreement, dated as of the date of the Indenture, between Delta Funding, as depositor, and Wilmington Trust Company, as owner trustee.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Compliance Certificate" shall mean a certificate by the Depositor as to compliance with the Collateral Test in the form of Exhibit D attached hereto.

           "Corporate Trust Office" shall mean the principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business with respect to this Agreement is administered, which office at the date hereof is located at the address of the Owner Trustee set forth in Section 13.5.

           "Default" shall have the meaning assigned such term in the Indenture.

           "Delta Funding" shall mean Delta Funding Corporation, a New York corporation, and its successors in interest.

           "Depositor" shall mean DF Special Holdings Corporation, a Delaware corporation, and its successors in interest.

           "Eligible Account" shall mean a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by a Rating Agency and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A or equivalent by a Rating Agency, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

           "Eligible Investments" shall mean one or more of the following (excluding any callable investments purchased at a premium):

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by a Rating Agency in its highest short-term rating category (which is "A-1+" for S&P, "P-1" for Moody's, and "F-1+" for Fitch);

(iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is the relevant Rating Agency, shall each have an original maturity of not more than 90 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by a Rating Agency in its highest unsecured short-term debt rating category;

(iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest short-term rating categories;

(v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest rating category of long term unsecured debt; and

(vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of either "AAA" by S&P, "AAA" by Fitch, or "Aaa" by Moody's;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

           "Eligible Trustee" shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act) that meets the requirements of Section 26(a)(1) of the Investment Company Act, that is not an Affiliate of the Depositor or an Affiliate of any Person involved in the organization or operation of the Depositor, that is organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, that has a combined capital and surplus and undivided profits of at least $100,000,000 and that is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "Escrow Agreement" means that certain Escrow Agreement, dated the date of the Indenture, between Delta Financial Corporation and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

           "Event of Default" shall have the meaning assigned to such term in the Indenture.

           "Fitch" shall mean Fitch Inc. and its successors in interest.

           "Governmental Authority" shall mean any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal of the government, of the United States of America or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, or of any foreign jurisdiction, including the employees or agents thereof.

           "Indenture" shall mean that certain indenture, dated as of December 21, 2000, by and among Delta Financial Corporation, as issuer, and each of Delta Funding Corporation, a New York Corporation, DF Special Holdings Corporation, a Delaware corporation, DFC Financial Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware Corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, and the Collateral Trusts, as subsidiary guarantors, and the Indenture Trustee, pursuant to which the Notes are being issued, as the same may be from time to time supplemented or amended.

           "Indenture Trustee" shall mean U.S. Bank Trust National Association, a New York banking corporation, in its capacity as trustee under the Indenture, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

           "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

           "IRS" shall mean the Internal Revenue Service.

           "Issue Date" shall mean the date of the Indenture, which is the date of first issuance of the Notes under the Indenture.

           "Liabilities" shall have the meaning specified in Section 7.2(b) of this Agreement.

           "Lien" shall mean any lien, pledge, encumbrance or security interest on or in any particular asset or property.

           "Minimum Senior Residual Amount" shall mean $150,000,000; provided, however, that if $7,125,000 is deposited in the Cash Escrow Account prior to the third anniversary of the Issue Date, the Minimum Senior Residual Amount shall be $112,500,000 until the third anniversary of the Issue Date.

           "Moody's" shall mean Moody's Investor Service, Inc. and its successors in interest.

           "Noteholder" or "Holder" shall mean those Persons holding the Notes from time to time as shown on the Note Register maintained under the Indenture.

           "Notes" shall mean the 9 1/2% Senior Secured Notes of Delta Financial Corporation due August 1, 2004 (referred to in the Indenture as the "Senior Notes").

           "Officer's Certificate" shall mean a certificate signed on behalf of the applicable entity by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, or, another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "Operative Agreements" shall mean, collectively, this Agreement, the Owner Trust Certificates, the Administration Agreement, the Underlying Agreements, the Underlying Certificates, the Indenture, the Collateral Agreements, the Related Agreements and the Subsidiary Guarantee, as each of them may, from time to time, be amended or supplemented.

           "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be employees or other counsel for the Depositor which are reasonably acceptable to the Owner Trustee. The cost of such opinion shall be born by the Certificateholders.

           "Owner Trust Certificates" shall mean the certificates issued hereunder evidencing beneficial ownership interests in the Trust.

           "Owner Trustee" shall have the meaning assigned to that term in the preamble above.

           "Owner Trustee Fee" shall mean $4,000 initially and $6,750 annually.

           "Ownership Interest" shall mean as to any Owner Trust Certificate, any ownership or security interest in such Owner Trust Certificate, including any interest in such Owner Trust Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

           "Payment Date" shall mean the first Business Day following any Underlying Distribution Date of each month, commencing in January, 2001.

           "Percentage Interest" shall mean, with respect to any Owner Trust Certificate, the percentage interest of beneficial ownership in the Trust evidenced by such Owner Trust Certificate as specified on the face thereof.

           "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, estate, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Plan" shall have the meaning specified in Section 12.1(c) of this Agreement.

           "Pledge Agreement" shall mean that certain Pledge Agreement dated as of the date of the Indenture between DF Special Holdings Corporation, as pledgor, and U.S. Bank Trust National Association, as trustee and collateral agent, relating to the Owner Trust Certificates in the Trust, as such agreement may be amended, modified or supplemented.

           "Pledge Agreements" shall mean any of those certain Pledge Agreements dated as of the date of the Indenture, as such agreements may be amended, modified or supplemented from time to time.

           "QIB" shall mean a "qualified institutional buyer" within the meaning Rule 144A under the Securities Act.

           "Rating Agency" shall mean any of Fitch, Moody's or S&P.

           "Record Date" shall mean, with respect to the Owner Trust Certificates for any Payment Date, the last Business Day of the month immediately preceding such Payment Date. For the first Payment Date, the Record Date shall be the Closing Date.

           "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date of the Indenture, between Delta Financial Corporation and Mellon Investor Services LLC, as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "Related Agreements" means this Agreement, that certain Deposit Trust Agreement, dated as of the date of the Indenture, by and between Delta Funding Corporation and Wilmington Trust Company relating to Delta Funding Residual Holding Trust 2000-2, the Warrant Agreement, the Registration Rights Agreement, the Administration Agreements, the Collateral Agreements and the Back-up Servicing Agreements.

           "Release Certification" shall mean the certification by the Depositor in connection with the release of (i) any Underlying Certificates or (ii) amounts in the Cash Collateral Account pursuant to Section 4.1 or 3.3, respectively, in the form attached as Exhibit E hereto.

           "Released Certificates" shall mean the Underlying Certificates that are the subject of a Release Certification.

           "Responsible Officer" shall mean any officer of the Owner Trustee customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Agreement and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "S&P" shall mean Standard & Poor's Rating Service and its successors in interest.

           "SEC" shall mean the Securities and Exchange Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

           "Security Agreement" means that certain Security Agreement, by and among Delta Financial Corporation, a Delaware corporation, and each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, in favor of U.S. Bank Trust National Association, as trustee, dated as of the date of the Indenture, as such agreement may be amended, modified or supplemented from time to time.

           "Senior Residual" shall mean (i) an asset-backed certificate the cashflow on which is not subordinated except as provided in the related pooling and servicing agreement and (ii) an owner trust certificate from and after the time the principal amount of securities issued by the trust the ownership of which is evidenced by such owner trust certificate is reduced to 20% or less of the principal amount of such securities on the date of issuance thereof.

           "Subsidiary Guarantee" shall have the meaning assigned to such term in the Indenture.

           "Tax Return" shall have the meaning specified in Section 6.5 of this Agreement.

           "Transfer" shall mean any direct or indirect transfer or other form of assignment of any Owner Trust Certificate.

           "Transfer Date" shall mean each date after the Closing Date on which Underlying Certificates become part of the Trust Estate.

           "Trust" shall mean the trust established under this Agreement.

           "Trust Account" or "Trust Accounts" shall mean either or both of the Cash Collateral Account or the Certificate Account, as the context requires.

           "Trust Account Property" shall mean the Trust Accounts, all amounts held from time to time in the Trust Accounts, and all proceeds of the foregoing.

           "Trust Estate" shall mean the corpus of the trust created as of the Closing Date and to be administered hereunder, consisting of (i) all the right, title and interest of the Depositor in and to the Underlying Certificates and all distributions thereon after the Closing Date or Transfer Date, as applicable, and in and to the Underlying Agreements, (ii) the Trust Account Property, (iii) the rights of the Trust to enforce remedies against the Administrators under the Administration Agreement, and against the Depositor under this Agreement, (iv) all present and future claims, demands, causes and chooses in action in respect of the foregoing, including the rights of the Trust under the Underlying Certificates and the Underlying Agreements, and (v) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

           "Underlying Agreements" shall mean as of any date of determination any or all of the pooling and servicing agreements and/or trust agreements pursuant to which the Underlying Certificates, other than any Released Certificates, were issued.

           "Underlying Certificates" shall mean as of any date of determination, any or all of the asset-backed certificates and/or owner trust certificates at the time held as part of the Trust Estate as set forth in the Certificate Schedule maintained with the Owner Trustee.

           "Underlying Distribution Date" shall mean, with respect to each Underlying Certificate, the monthly date on which payments are made to the registered holder of such Underlying Certificate in accordance with the applicable Underlying Agreement.

           "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

           "Warrant Agreement" means that certain Warrant Agreement, dated the date of the Indenture, between Delta Financial Corporation and Mellon Investor Services LLC, as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "Value" shall mean with respect to any Underlying Certificate the book value thereof determined in accordance with generally accepted accounting principles consistently applied but using a discount rate of 12% in the case of an Underlying Certificate that is a Senior Residual and 18% in the case of any other Underlying Certificate.

ARTICLE II

AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
DECLARATION OF BUSINESS TRUST BY THE BANK

           SECTION 2.1 Declaration of Business Trust by the Bank.

           The Trust will be known as "Delta Funding Residual Holding Trust 2000-1," in which name the Owner Trustee may conduct the affairs of the Trust. The Bank is hereby appointed to hold and agrees to hold the Trust Estate as Owner Trustee in trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

           It is the intention of the parties hereto that the trust created by this Agreement constitute a "business trust" under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. This Declaration of Business Trust is not intended to create a partnership, a joint-stock association, a "taxable mortgage pool" or any association taxable as a corporation for federal income tax purposes. Prior to or as of the date hereof, the Owner Trustee shall file the Certificate of Trust in the office of the Secretary of State of the State of Delaware. Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

           SECTION 2.2 Transfer of Trust Estate to Owner Trustee.

           (a) Effective as of the date hereof, the Depositor does hereby assign, transfer, and otherwise convey to, and deposit with, the Trust, the initial Underlying Certificates identified on the Certificate Schedule, such conveyance to be made in exchange for the Owner Trust Certificates. Such assignment includes, without limitation, all amounts payable to, and all rights of, the holder of the Underlying Certificates after the Closing Date pursuant to the Underlying Agreements. The Depositor also shall deliver on such date to the Owner Trustee a copy of the Indenture, the Pledge Agreement and any documents the Trust signs or is bound by (e.g. the Collateral Agreements, the Indenture, the Related Agreements and the Subsidiary Guarantees).

           (b) From time to time during the term of this Agreement the Depositor may assign, or cause to be assigned, to the Trust additional Underlying Certificates. Any such conveyance shall be either a contribution by the Depositor to the capital of the Trust or a sale. Each such assignment shall include, without limitation, all amounts payable to, and all rights of, the holder of the related Underlying Certificates after the applicable Transfer Date pursuant to the related Underlying Agreements. On each Transfer Date, the Depositor shall revise the Certificate Schedule to reflect the additional Underlying Certificates and deliver such revised schedule to the Owner Trustee, with a copy to the Collateral Agent.

           (c) In connection with each transfer and assignment, the Depositor shall deliver or cause to be delivered to, and deposit or cause to be deposited with, the Trust each of the following documents or instruments relating to each Underlying Certificate:

(i) such Underlying Certificate, duly endorsed in the name of "Delta Funding Residual Holding Trust 2000-1," together with all documentation and opinions required under the related Underlying Agreement to obtain a duly issued and authenticated physical certificate registered in such name;

(ii) a copy (which may be on electronic media) of the Underlying Agreement; and

(iii) all other items relating to the foregoing as reasonably requested by the Owner Trustee.

           (d) The conveyance of the Trust Estate as contemplated hereby is absolute and is intended by the parties to constitute a sale or contribution of the Underlying Certificates and all other assets constituting the Trust Estate by the Depositor to the Trust. It is, further, not intended that any such conveyance be deemed a pledge of security for a loan. If any such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trust a first priority perfected security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Estate, including, without limitation, the Underlying Certificates and all payments thereon from and after the Closing Date or Transfer Date, as applicable, (iii) the possession by the Owner Trustee on behalf of the Trust or its agent of the Underlying Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper, shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Owner Trustee on behalf of the Trust for the purpose of perfecting such security interest under applicable law. The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Certificates and the other assets of the Trust Estate, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the life of this Agreement. In connection therewith, the Depositor shall file or cause to be filed financing statements under the Uniform Commercial Code with respect to the Trust Estate.

           (e) The Owner Trustee hereby acknowledges the receipt by it of the Trust Estate, and declares that it holds and will hold the Trust Estate and that it holds and will hold all other assets and documents to be included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

           (f) Except as expressly provided in Section 8.1, neither the Depositor nor any Certificateholder shall be able to revoke the Trust established hereunder.

           SECTION 2.3 Authority to Execute and Perform Various Documents.

           The Trust shall have the power and authority, and the Owner Trustee on behalf of the Trust or, in the case of tax administration matters, its Agent, is hereby authorized: (i) to execute and deliver the Operative Agreements to which the Trust is a party, all other agreements, documents, instruments and certificates contemplated to be executed and delivered by the Trust pursuant to any of the Operative Agreements, the Collateral Agreements, the Related Agreements and the Subsidiary Guarantees or the Indenture; (ii) to execute, authenticate and deliver the Owner Trust Certificates to the Depositor; (iii) to take whatever action shall be required to be taken by the Trust by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) above as set forth in such documents, agreements, instruments and certificates; and (iv) subject to the terms of this Agreement, to take such other action in connection with the foregoing as the Certificateholders may from time to time direct; provided, however, that the Owner Trustee shall have no duty to perform the obligations of the Trust except as expressly set forth in this Agreement.

           SECTION 2.4 Execution and Delivery of Owner Trust Certificates.

           (a) The Owner Trustee shall, on the date hereof, execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Owner Trust Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust. The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of the Owner Trust Certificates shall be as set forth in this Agreement.

           (b) The Owner Trust Certificates will be substantially in the form attached hereto as Exhibit A; provided, however, that any of the Owner Trust Certificates may at the request of the Depositor be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Owner Trust Certificates are admitted to trading, or to conform to general usage.

           (c) Each Owner Trust Certificate may be printed or in typewritten or similar form, and each Owner Trust Certificate shall, upon original issue and at the direction of the Depositor, be executed by the Trust and authenticated by the Certificate Registrar and delivered to or upon the order of the Depositor. All Owner Trust Certificates shall be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Owner Trustee, not individually, but solely as Owner Trustee hereunder. Owner Trust Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Owner Trust Certificates or did not hold such offices at the date of such Owner Trust Certificates. No Owner Trust Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Owner Trust Certificate a certificate of authentication in the form set forth on the signature page of the form of Owner Trust Certificates attached as Exhibit A, executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Owner Trust Certificate shall be conclusive evidence, and the only evidence, that such Owner Trust Certificate has been duly authenticated and delivered hereunder. All Owner Trust Certificates shall be dated the date of their authentication.

           SECTION 2.5 Activities of the Trust.

           It is the intention of the parties hereto that the Trust shall not engage in any business or activities other than in connection with, or relating to, the purposes specified in Section 2.3. The operations of the Trust will be conducted in accordance with the following standards (and the Depositor hereby agrees to use its best efforts to cause the operations of the Trust to be conducted in accordance herewith):

(i) The Trust will observe all procedures required by this Agreement.

(ii) Except as otherwise provided in Sections 5.1 and 5.4, the business and affairs of the Trust will be managed by or under the direction of the Owner Trustee or the Administrators as provided hereunder. Except as otherwise expressly provided in this Agreement, the Depositor will have no authority to act for, or to assume any obligation or responsibility on behalf of, the Trust. The Administrators may act on behalf of the Trust and/or the Owner Trustee solely as provided in the Administration Agreement (which Administration Agreement may not be amended except with consent of the Collateral Agent.)

(iii) To the extent prepared, any books and records of accounts and minutes of the meetings and other proceedings of the trustees of the Trust shall be kept by the Owner Trustee or the Administrators, as the case may be, separate from those of the Depositor or any subsidiary, Affiliate or separate account of the Depositor. Any such resolutions, agreements and other instruments will be continuously maintained by the Administrators as official records of the Trust.

(iv) Each of the Depositor and the Trust will provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Trust will not be charged or otherwise allocated to the Depositor (except indirectly, insofar as the Depositor owns the Owner Trust Certificates) and such expenses of the Depositor will not be charged or otherwise allocated to the Trust.

(v) The Trust will conduct its business under names or tradenames so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if related to the Trust. The Depositor and the Trust each will have separate stationery and other business forms.

(vi) Other than the Subsidiary Guarantees, the Trust shall not assume or incur any liability for borrowed money, there will be no guarantees made by the Trust, and the Trust shall not permit, suffer to exist or incur any liens on the Trust Estate (other than as provided in Section 7.2(d)), with respect to obligations of the Depositor or its Affiliates or any Person. The Trust shall not engage in any respect in either borrowings or loans between the Trust and the Depositor or its Affiliates or any Person.

(vii) The Trust will act solely in its name and through its or the Owner Trustee's duly authorized officers or agents in the conduct of its business. The Trust will not: (A) operate or purport to operate as an integrated, single economic unit with respect to the Depositor or any other affiliated or unaffiliated entity; (B) seek or obtain credit or incur any obligation to any third party based upon the assets of the Depositor; or (C) induce any such third party to reasonably rely on the creditworthiness of the Depositor or any other affiliated or unaffiliated entity.

(viii) The Trust will maintain its principal place of business in the State of Delaware.

(ix) The Trust and the Depositor shall keep separate their respective funds and other assets and shall not commingle such funds and other assets with those of any other Affiliates thereof.

(x) If and to the extent applicable, the Trust will prepare financial statements of the Trust that are separate from those of the Depositor and any other Affiliates (although it may be presented as part of the consolidated financial statements of an Affiliate).

(xi) The Trust will not engage in any transaction with an Affiliate on any terms other than would be obtained in an arm's-length transaction with a non-Affiliate.

ARTICLE III

ESTABLISHMENT OF TRUST ACCOUNTS

           SECTION 3.1 Establishment of Trust Accounts.

           (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish with the Owner Trustee and maintain a non-interest bearing trust account (the "Certificate Account"), entitled "Delta Funding Residual Holding Trust 2000-1 Owner Trust Certificate Account" and held in trust by the Owner Trustee for the benefit of the Certificateholders. The foregoing requirements for the establishment of the Certificate Account shall be exclusive.

           (b) The Depositor shall establish and maintain a separate trust account (the "Cash Collateral Account") entitled "Delta Funding Residual Holding Trust 2000-1 Cash Collateral Account." The Cash Collateral Account shall be an Eligible Account with respect to which the Owner Trustee or its Agent, other than the Depositor or any Affiliate thereof, shall have the sole right of withdrawal; provided, however, that the Owner Trustee shall have the right to authorize the Depositor to make withdrawals from the Cash Collateral Account pursuant to Section3.3(b). The Depositor shall give the Owner Trustee prior written notice of the location of the Cash Collateral Account.

           SECTION 3.2 Permitted Withdrawals From the Trust Accounts.

           The Owner Trustee may from time to time withdraw or cause the withdrawal of funds from the Trust Accounts for the following purposes:

(i) to reimburse or indemnify the Owner Trustee for expenses and other liabilities incurred by and reimbursable to the Owner Trustee, pursuant to Section 7.2 hereunder, except as otherwise provided in such section and to pay or make reasonable provision for the payment of all other liabilities of the Trust;

(ii) to make payments on the Owner Trust Certificates in the amounts and in the manner provided for in Section 4.2 hereunder;

(iii) to transfer amounts from the Certificate Account to the Cash Collateral Account as provided in Section 4.2(a);

(iv) to make payments from the Cash Collateral Account as provided in Section 3.3(b);

(v) to clear and terminate the Trust Accounts upon the termination of this Agreement;

(vi) to return to the appropriate Person any amounts remitted by such Person to the Owner Trustee in error; and

(vii) to make payments to the Indenture Trustee as provided in Section 4.2(d).

           SECTION 3.3 Transfers to and from the Cash Collateral Account.

           (a) From time to time the Depositor may deposit, or cause to be deposited, amounts into the Cash Collateral Account. Amounts so deposited shall be invested in Eligible Investments as provided in Section 3.4 and shall be retained therein until released as provided in Section 3.3(b).

           (b) Upon satisfaction of the conditions to a release from the Cash Collateral Account as set forth in the Release Certification, and subject to the provisions of Section 4.2(d), the Depositor may from time to time deliver to the Owner Trustee, with a copy to the Collateral Agent, a Release Certification and, upon receipt thereof, the Owner Trustee shall authorize the Depositor to withdraw the amount specified therein from the Cash Collateral Account and to pay such amount to or to the order of the Depositor. Upon such payment, such amount shall no longer be part of the Trust Estate.

           SECTION 3.4 Investment of Cash Collateral Account.

           (a) All or a portion of the Cash Collateral Account shall be invested and reinvested, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. If the Depositor does not provide investment directions, the Owner Trustee shall cause the investment in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment shall mature later than the Business Day immediately preceding the next Payment Date.

           (b) If any amounts are needed for disbursement from the Cash Collateral Account and sufficient uninvested funds are not available to make such disbursement, the Owner Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Owner Trustee shall not be liable for any investment loss or other charge resulting therefrom.

           (c) All net income and gain realized from investment of, and all earning on, funds deposited in the Cash Collateral Account shall remain on deposit therein until released as provided in Section 3.3(b). Any loss incurred in respect of any Eligible Investment shall be charged to the Cash Collateral Account.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION
OF INCOME FROM THE TRUST ESTATE

           SECTION 4.1 Released Certificates.

           Upon satisfaction of the conditions to release as set forth in the Release Certification, from time to time, the Depositor may deliver to the Owner Trustee and the Administrators, with a copy to the Collateral Agent, a Release Certification with respect to specified Underlying Certificates, together with such documentation as is required under the related Underlying Agreements to be provided by the transferor. Upon receipt of such certification and documents, the specified Underlying Certificates shall become Released Certificates which are not part of the Trust Estate and the Owner Trustee shall endorse the applicable Released Certificates on behalf of the Trust, execute the transfer documentation provided by the Depositor and deliver such certificates and documentation to or to the order of the Depositor. At such time, the Depositor also shall amend the Certificate Schedule and deliver it to the Owner Trustee.

           SECTION 4.2 Payments.

           (a) On each Underlying Distribution Date on which amounts are distributed to the Trust, the Owner Trustee shall deposit such amounts into the Certificate Account. On each Payment Date, the Owner Trustee (or its Agent other than the Depositor or any Affiliate) shall withdraw from the Certificate Account all Certificateholder Funds then on deposit therein, and the Owner Trustee (or its Agent) shall, subject to Section 4.2(d), either (i) pay such Certificateholder Funds to the Certificateholders if, as shown on the most recent Compliance Certification or Release Certification, the Collateral Test was satisfied or (ii) otherwise transfer such funds to the Cash Collateral Account.

(b) All distributions of the Certificateholder Funds on any Payment Date shall be allocated pro rata among the Owner Trust Certificates based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing of its wiring instructions at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

           (c) Whenever the Owner Trustee is notified that the final payment with respect to the Owner Trust Certificates will be made on the next Payment Date, but only in connection with a termination of the Trust in accordance with Section 8.1, the Owner Trustee (or its Agent) shall mail to each Certificateholder, with a copy to the Collateral Agent, on such date a notice to the effect that the Owner Trustee expects that the final payment with respect to the Owner Trust Certificates will be made on such Payment Date but only upon presentation and surrender of the Owner Trust Certificates at the office of the Owner Trustee therein specified. Upon presentation and surrender of the Owner Trust Certificates by the Certificateholders or the Collateral Agent on the final Payment Date in respect of the Owner Trust Certificates, the Owner Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Payment Date. Any funds not distributed on such Payment Date because of the failure of any Certificateholders or the Collateral Agent to tender their Owner Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders or the Collateral Agent, as the case may be. If any Owner Trust Certificate, as to which notice has been given pursuant to this Section 4.2(c) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Owner Trustee shall mail a second notice to the related Certificateholders, at their last addresses shown in the Certificate Register, and the Collateral Agent to surrender such Owner Trust Certificates for cancellation in order to receive, from the funds held, the final payment with respect thereto. If within one year after the second notice any Owner Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee shall pay such funds to the Depositor who, subject to escheat laws, shall thereafter hold such amounts uninvested for the benefit of such Holders. The costs and expenses of maintaining such funds and of contacting Certificateholders and the Collateral Agent shall be paid out of the assets which remain held. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Owner Trust Certificate for final payment thereof in accordance with this Section 4.2(c).

           (d) Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from the Collateral Agent, that an Event of Default or a Default, has occurred, then the Owner Trustee shall not remit funds on deposit in the Cash Collateral Account, or Certificateholder Funds, or other funds in the possession of the Owner Trustee, to either of the Depositor or the Certificateholders unless and until (i) the Owner Trustee receives written notice from the Collateral Agent that all such Defaults or Events of Default as the case may be have been cured or waived and (ii) the Depositor provides to the Owner Trustee an Officers' Certificate that there is then no Default or Event of Default that has occurred and that is then continuing which has not been waived. Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from the Collateral Agent that the Notes have been or thereby are declared to be due and payable immediately, except as provided in Section 7.2(c), the Owner Trustee shall forthwith remit all funds then or which thereafter come into its possession, including all funds on deposit in the Cash Collateral Account, all Certificateholder Funds, and all other funds then or thereafter in the possession of the Owner Trustee, to the Indenture Trustee for application in accordance with Section 6.10 of the Indenture.

           SECTION 4.3 Statements to Certificateholders.

           (a) On each Payment Date, upon request the Owner Trustee (or its Agent) shall prepare, and shall make available, a statement to each Certificateholder, the Collateral Agent and to the Depositor stating the Certificateholder Funds for such Payment Date.

           (b) Within 60 days after the end of each calendar year, the Owner Trustee (or its Agent) shall furnish to the Collateral Agent and to each Person (upon the written request of such Person), who at any time during the previous calendar year was a Certificateholder, a statement containing information regarding payments of amounts on such Person's Owner Trust Certificates, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

           SECTION 4.4 Access to Certain Documentation and Information.

           The Owner Trustee shall provide to the Certificateholders and the Collateral Agent access to all the reports, documents and records maintained by the Owner Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable written request and during normal business hours at offices designated by the Owner Trustee.

           SECTION 4.5 Compliance with Withholding Requirements.

           In the event that the Owner Trustee is required (whether on liquidation of the Trust or otherwise) to make payments to the Depositor or the Certificateholders, notwithstanding any other provisions of this Agreement, the Owner Trustee (or its Agent) shall comply with all federal withholding requirements with respect to payments to the Depositor or the Certificateholders that the Owner Trustee reasonably believes are applicable under the Code. The consent of the Depositor or the Certificateholders, as the case may be, shall not be required for any such withholding. The parties hereto understand and agree that the Owner Trustee shall not be required to gross up any such payments for the amount of such withholding (or any other amounts).

           The Owner Trustee agrees, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), and applicable federal regulations thereunder, to withhold from each payment due hereunder or under any Certificate, United States withholding taxes at the appropriate rate. In the event that any withholding tax is imposed on the payment to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. Any Certificateholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Owner Trustee, (b) (i) provide the Owner Trustee with Internal Revenue Service form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Owner Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee should subsequent circumstances arise affecting the information provided the Owner Trustee in clauses (a) and (b) above. The Owner Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's reliance upon any documents, forms or information provided by any Certificateholder to the Owner Trustee.

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

           SECTION 5.1 Notice of Certain Events; Action by the Owner Trustee.

           (a) Whenever the Owner Trustee, on behalf of the Trust as holder of the Underlying Certificates, is requested or, as to any particular matter, notified of its authority, by any Person, to take any action or to give any consent, approval or waiver that it is entitled to take or give on behalf of the Trust in such capacity, the Owner Trustee shall promptly notify all the Certificateholders and the Collateral Agent of such request or notice in such detail as is made available to it.

           (b) Subject to the Owner Trustee's rights in this Agreement to be indemnified for its acts and omissions with respect to matters concerning the Operative Agreements, the Trust Estate or the Underlying Certificates, the Owner Trustee shall take or refrain from taking such action as the Certificateholders owning a majority of the Percentage Interests shall so direct, with the written consent of the Collateral Agent. The Owner Trustee may, from time to time, request in writing instructions from the Certificateholders and shall request in writing instructions from the Certificateholders and Collateral Agent if the Owner Trustee receives notice that a default shall have occurred and is continuing under the Administration Agreement.

           (c) Upon receipt by the Owner Trustee of a notice from the Collateral Agent pursuant to Section 4.2(d) that an Event of Default or a Default has occurred, the Owner Trustee shall follow any directions from the Collateral Agent with respect to the exercise of rights or remedies under the Administration Agreement until such time as the requirements of Section 4.2(d)(i) and (ii) have been met. The Certificateholders agree that during such time the rights of the Certificateholders to instruct the Owner Trustee with respect to the Administration Agreement shall be subordinated to the rights of the Collateral Agent, and any fiduciary duties or liabilities of the Owner Trustee to the Certificateholders in connection therewith shall be deemed waived. However, in no event shall the Owner Trustee be deemed to owe any fiduciary duties to the Collateral Agent.

           SECTION 5.2 Distribution of Reports.

           Upon receipt of a written request, the Owner Trustee shall promptly (but no later than five Business Days following receipt thereof) distribute to the Depositor, the Collateral Agent and the Certificateholders such reports, notices, statements and written materials relating to the Trust (other than such documents which have been delivered pursuant to Section 4.3 of this Agreement).

           SECTION 5.3 Action Required Only if Owner Trustee is Indemnified.

           The Owner Trustee shall not be required to take any action under Section 5.1(b) if the Owner Trustee shall reasonably determine, or shall have been advised in writing by counsel, that such action is likely to result in personal liability for which the Owner Trustee has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

           SECTION 5.4 No Duties Except as Specified in Agreement or Instructions.

           (a) The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Underlying Certificates or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Certificateholders, provided such instructions are consented to by the Collateral Agent, received pursuant to Section 5.1(b); and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Bank in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the Bank which are unrelated to the transactions contemplated hereby. Any successor trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the successor trustee which are unrelated to the transactions contemplated hereby. Any co-trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the co-trustee which are unrelated to the transactions contemplated hereby.

           (b) Without limiting the generality of the foregoing subsection (a), except as otherwise explicitly provided in this Agreement, the Owner Trustee shall not have any duty to (i) file or record any Operative Agreement or any other document (including financing or continuation statements), or to maintain or continue any such filing or recording or to refile or rerecord any such document, (ii) pay or discharge any tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, other than to forward notice of such tax or Lien received by the Owner Trustee to the Certificateholders, (iii) confirm, verify, investigate or inquire into the failure of any Person to receive any payments, notices, reports or financial statements in connection with the Underlying Certificates, (iv) ascertain or inquire as to the performance or observance of any Person under or of any of the Operative Agreements, (v) manage, control, sell, dispose of or otherwise deal with the Underlying Certificates or any part thereof or any other part of the Trust Estate or (vi) to prepare or file any document under state or federal tax or securities laws.

ARTICLE VI

THE OWNER TRUSTEE

           SECTION 6.1 Acceptance of Trust and Duties.

           The Bank accepts the trust hereby created and agrees to perform the same, but only upon the terms of this Agreement. The Bank agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as Owner Trustee in accordance with the terms of this Agreement. Neither the Bank nor the Owner Trustee shall be answerable or accountable under any circumstances, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements and (iv) its failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

           SECTION 6.2 Limited Representations or Warranties of the Owner Trustee.

           Neither the Bank nor the Owner Trustee makes (i) any representation or warranty, either express or implied, as to the title to or value of the Underlying Certificates, and (ii) any representation or warranty as to the validity or enforceability of any Operative Agreement except as set forth below or as to the correctness of any statement made by a Person other than the Bank or the Owner Trustee contained in any Operative Agreement. The Bank represents, warrants and covenants to and for the benefit of the Depositor and the Certificateholders that:

(a) The Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware;

(b) The execution and delivery by the Bank, and the performance and compliance by the Bank with the terms of, this Agreement and any and all documents to be executed or delivered by the Bank in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which the Bank is a party, will not violate any provisions of the Bank's charter or bylaws;

(c) The Bank, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which it is a party, and this Agreement is the legal, valid and binding obligation of the Bank, in its individual capacity, enforceable against the Bank in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

(d) The consummation of the transactions hereby contemplated do not conflict with, violate or contravene any law, rule, regulation or judicial, governmental or administrative order of the State of Delaware or of the United States governing the banking and trust powers of the Bank or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Bank is a party or by which it is bound, or any order or decree applicable to the Bank, which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement; and

(e) There is no action, suit or proceeding pending against the Bank in any court or by or before any other governmental agency or instrumentality of the State of Delaware or of the United States governing the banking and trust powers of the Bank which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement.

           SECTION 6.3 Certain Duties and Responsibilities.

           (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee was grossly negligent in ascertaining the pertinent facts.

           (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders and, where required by this Agreement, with the written consent of the Collateral Agent.

           (c) The Owner Trustee shall not be liable for interest on any money received by it except as the Owner Trustee may otherwise agree with the Certificateholders.

           (d) No provision of this Agreement shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) The permissive right of the Owner Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Owner Trustee shall not be answerable for other than its own willful misconduct, bad faith or gross negligence.

           (f) The Owner Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or in the enforcement of any rights and powers hereunder, if the Owner Trustee reasonably believes that it will not be adequately indemnified against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability.

           (g) Under no circumstances shall the Owner Trustee be personally liable for any indebtedness or obligation of the Trust.

           (h) The Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Administrators or any other Person and shall not be responsible for performing any duties or obligations of the Trust or the Owner Trustee that are the responsibility of the Depositor, the Administrators or any other Person.

           (i) Every provision of this Agreement relating to the Owner Trustee shall be subject to the provisions of this Section 6.3.

           SECTION 6.4 Reliance; Advice of Counsel.

           Neither the Bank nor the Owner Trustee shall incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officers' Certificate of the relevant party, as to such fact or matter, and such Officers' Certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through Agents and the Owner Trustee shall not be liable for the acts or omissions of any Agent selected by it in good faith. The Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of counsel, accountant or other skilled Persons, so long as the Owner Trustee exercised due care in the selection of such Persons, and had no actual knowledge that it could not reasonably rely on such advice or opinion or by any such Persons appointed in good faith.

           SECTION 6.5 Books and Records; Tax Election.

           The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys that the Owner Trustee actually receives hereunder or under any other Operative Agreement. In the event that the Owner Trust Certificates are held by more than one Holder, the Administrator shall file an application with the IRS for a taxpayer identification number with respect to the Trust and prepare or cause to be prepared and filed a tax return in connection with the transactions contemplated hereby (the "Tax Return"); provided, however, that the Administrator shall send or cause to be sent a copy of the completed Tax Return to the Owner Trustee (which shall sign such return), the Depositor and the Certificateholders not more than 60 nor less than 30 days prior to the due date of the Tax Return. The Depositor and any Certificateholders shall each, upon request by the Administrator furnish the Administrator with all such information as may be reasonably required from the Depositor or the Certificateholders in connection with the preparation of such Tax Return. The Owner Trustee shall keep copies of the Tax Returns delivered to the Owner Trustee by the Administrator.

ARTICLE VII

COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
OF THE OWNER TRUSTEE

           SECTION 7.1 Compensation of the Owner Trustee.

           The Owner Trustee shall be entitled to receive as compensation for its services an initial fee in the amount of $4,000 and an annual administration fee of $6,750 payable by Delta Funding Corporation in December each calendar year, beginning in December 2000 (the "Owner Trustee Fee") and such other fees and charges as agreed upon by the Owner Trustee and the Depositor pursuant to a separate fee agreement.

           SECTION 7.2 Reimbursement and Indemnification of the Owner Trustee.

           (a) The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses (including reasonable attorneys' fees) incurred in the performance of its duties as Owner Trustee hereunder, and to be compensated reasonably for any extraordinary services rendered under Section 5.1(b), except to the extent that such expenses arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

           (b) Subject to Section 7.2(c) hereof, the Bank is hereby indemnified and held harmless from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including legal and consultants' fees and expenses) and taxes of any kind and nature whatsoever (collectively, the "Liabilities") which may be imposed on, incurred by or asserted at any time against the Bank or the Owner Trustee in any way relating to or arising out of the Trust Estate, any of the properties included therein, the administration of the Trust Estate or any action or inaction of the Owner Trustee hereunder or under the Operative Agreements, except to the extent that such Liabilities arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreement, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof. The indemnities contained in this Section 7.2(b) shall survive the termination of this Agreement and the removal or resignation of the Owner Trustee hereunder.

           (c) Any reimbursements and indemnities to the Owner Trustee pursuant to this Section 7.2 shall be payable first, out of amounts on deposit in the Certificate Account; second, out of amounts, if any, on deposit in the Cash Collateral Account; third, to the extent not paid pursuant to clause first or second within 60 days of first being incurred, by the Certificateholders, on a joint and several basis; and, fourth to the extent not paid pursuant to clause first, second or third within 60 days of first being incurred, by Delta Funding Corporation.

           (d) The Owner Trustee shall have a lien on the Trust Accounts for payment of amounts due under this Article VII.

           SECTION 7.3 Not Obligations of the Trust

           None of the fees, expenses and other liabilities referred to in Sections 7.1 and 7.2 shall be obligations of the Trust or otherwise chargeable to the Trust Estate, except as provided in Section 7.2. The Owner Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Trust for the non-payment to the Owner Trustee of any amounts provided by this Agreement until 91 days after the payment in full of all the Notes issued under the Indenture.

ARTICLE VIII

TERMINATION OF AGREEMENT

           SECTION 8.1 Termination.

           The Trust may not be dissolved until the termination of the security interests under Section 12.07 of the Indenture. After the termination of the security interests under Section 12.07 of the Indenture, the Trust may be dissolved by the Certificateholders holding 100% of the Percentage Interests in the Trust at any time, provided, however, that prior to termination of the Indenture, the prior written consent of the Collateral Agent shall be required. After payment of all amounts in the order set forth in Section 3.2, all right, title and interest in the Trust Estate still held by the Owner Trustee at the time of such dissolution shall be transferred, assigned and paid over to the Certificateholders or their designee in proportion to their Percentage Interests in accordance with Section 8.2, and thereafter the Owner Trustee shall file a certificate of cancellation under Section 3810 of the Business Trust Statute and the Trust shall terminate.

           SECTION 8.2 Further Assurances by the Owner Trustee upon Termination.

           Upon dissolution of this Trust as provided in Section 8.1, the Owner Trustee shall take such action as may be requested by, and at the expense of, the Certificateholders owning a majority of the Percentage Interests to transfer the remaining assets of the Trust to the Certificateholders or the Certificateholders' designee, including the execution of instruments of transfer or assignment with respect to the Underlying Certificates and any of the Operative Agreements to which the Owner Trustee is a party.

           SECTION 8.3 Insolvency of a Certificateholder.

           The insolvency or other similar incapacity of a Certificateholder shall not (i) operate to terminate this Agreement and the Trust, (ii) entitle the Certificateholder's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
AND SEPARATE OWNER TRUSTEES

           SECTION 9.1 Resignation of the Owner Trustee; Appointment of Successor.

           (a) The Owner Trustee may resign at any time (and shall immediately resign if it ceases to be an Eligible Trustee) by giving at least 30 days written notice to the Certificateholders, the Depositor, the Collateral Agent and the Administrators, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. The Depositor shall remove the Owner Trustee by written notice, a copy of which shall be concurrently delivered by the Depositor to the Certificateholders, the Collateral Agent and the Administrators, if the Owner Trustee ceases to be an Eligible Trustee and fails to resign immediately. The Owner Trustee otherwise may be removed with or without cause at any time by the Certificateholders with 60 days' prior written notice, a copy of which shall be concurrently delivered by the Certificateholders to the Depositor, the Collateral Agent and the Administrators. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. In case of the resignation or removal of the Owner Trustee, the Certificateholders may appoint a successor Owner Trustee by an instrument signed by the Certificateholders. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee, the Depositor, the Administrators or the Certificateholders may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

           (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Depositor an instrument accepting such appointment and shall furnish a photocopy of such instrument to the Certificateholders and the Collateral Agent, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

           (c) Any successor Owner Trustee shall promptly file a certificate of amendment to the Certificate of Trust, identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

           (d) Any successor Owner Trustee shall be an Eligible Trustee, willing, able and legally qualified to perform the duties of the Owner Trustee hereunder.

           (e) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.1(c) hereof, be the Owner Trustee under this Agreement without any further act.

           SECTION 9.2 Co-Trustees and Separate Trustees.

           Whenever the Owner Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or be a party to any suit with respect to the Trust Estate, the Owner Trust Certificates or any Operative Agreement, or the Owner Trustee shall be advised in writing by counsel reasonably satisfactory to it that it is so necessary or prudent, the Owner Trustee and the Certificateholders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more Persons, who need not meet the requirements of Section 9.1(c) hereof (and the Owner Trustee may appoint one or more of its officers), either as co-trustees or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are reasonably satisfactory to the Owner Trustee and the Certificateholders. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS

           SECTION 10.1 Supplements and Amendments.

           Subject to Section 10.2 of this Agreement, at the written request of the Certificateholders and, prior to the termination of the Indenture, with the prior written consent of the Collateral Agent, this Agreement may be amended by a written instrument signed by the Owner Trustee and the Certificateholders (and, if its rights hereunder are adversely affected, the Depositor), but if any instrument required to be so executed materially and adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Bank or the Owner Trustee under this Agreement or any of the other Operative Agreements to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the Bank's charter documents or by-laws or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

           In the event that there is more than one Certificateholder (as shown on the Certificate Register), the consent to an amendment by Certificateholders owning a majority of the Percentage Interests shall be sufficient to bind all of such Holders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on any Owner Trust Certificate without the consent of the affected Holder; or (ii) amend this Section 10.1, without the consent of all of the Holders then outstanding.

           SECTION 10.2 Additional Amendment Provisions.

           (a) It shall not be necessary for the consent of the Certificateholders under this Article X to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Owner Trustee may prescribe.

           (b) The Owner Trustee, at any time from time to time, upon the request of either Administrator but without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions, to such extent as shall be necessary to prevent or reduce the imposition on the Trust of any material federal, state or local taxes, at all time prior to the liquidation of the Trust; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Owner Trustee, is necessary or helpful to prevent the imposition on the Trust of any such taxes.

           (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is requested by the Owner Trustee, then at the expense of the Certificateholders) stating that the execution of such amendment is authorized or permitted by this Agreement.

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE DEPOSITOR

           SECTION 11.1 Representations and Warranties of the Depositor.

           (a) The Depositor represents and warrants as follows for the benefit of the Owner Trustee and any Certificateholder:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and this Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Depositor, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

(ii) the execution and delivery of this Agreement and each other document to be executed or delivered by it in connection with this Agreement, and the performance of its obligations hereunder and thereunder by the Depositor will not violate the provisions of its organizational documents, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of, any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any Lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement or such other documents executed in connection herewith; no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of this Agreement or such other documents;

(iii) there is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Underlying Certificates or the ability of the Depositor or the Certificateholders to carry out the transactions contemplated by this Agreement; and

(iv) as of the Closing Date or the applicable Transfer Date, that immediately prior to the conveyance of the Underlying Certificates to the Trust, the Depositor had good title to, and was the sole owner of, the related Underlying Certificates, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly transfers all right, title and interest of such Underlying Certificates to the Trust, free and clear of any pledge, lien, encumbrance or security interest. After giving effect to such assignment, the Trust has all right, title and interest in the related Underlying Certificates free and clear any pledge, lien, encumbrance or security interest.

           (b) It is understood and agreed that each of the foregoing representations and warranties of the Depositor shall survive delivery of the Underlying Certificates to the Trust. Upon discovery or receipt of notice by the Depositor or a Responsible Officer of the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Owner Trustee for the benefit of the Certificateholders in the Underlying Certificates, the party discovering such breach shall give prompt written notice to the other party hereto.

           SECTION 11.2 Accrued Interest, Etc.

           The Depositor agrees that any income, interest, fees and other payments that it may receive in respect of the Underlying Certificates applicable to a period on or after the Closing Date or Transfer Date, as applicable, shall inure to the benefit of the Trust, and the Depositor shall pay such amounts to the Trust promptly upon receipt (but in no event later than one Business Day thereafter).

           SECTION 11.3 Additional Covenants of the Depositor.

           The Depositor hereby covenants and agrees for the benefit of the Owner Trustee and the Certificateholders that:

(a) The business and affairs of the Depositor will be managed by or under the direction of its board of directors in accordance with its certificate of incorporation and by-laws. The Depositor will keep correct and complete books and records of accounts and minutes of the meetings and other proceedings of the board of directors. Any such resolutions, agreements and other instruments will be continuously maintained as official records by the Depositor.

(b) The Depositor will at all times ensure that its capitalization is adequate in light of its business and purposes. The Depositor will pay from its own funds and assets (and not the Trust's) all obligations and indebtedness incurred by it.

(c) The Depositor will not conduct its business in the name of the Trust.

(d) The Depositor will not guarantee any obligations of the Trust (including the Owner Trust Certificates). The Depositor will not operate or purport to operate as an integrated, single economic unit with respect to the Trust or seek or obtain credit or incur any obligation to any third party (other than the Notes) based on the assets of the Trust or induce any such third party to reasonably rely on the creditworthiness of the Trust in connection therewith.

(e) The accounting records of the Depositor will disclose the effect of the transactions in accordance with generally accepted accounting principles and relevant pronouncements.

ARTICLE XII

TRANSFER OF OWNER TRUST CERTIFICATES

           SECTION 12.1 Registration of Transfer and Exchange of Owner Trust Certificates.

           (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar appointed by the Depositor (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Owner Trust Certificates and of transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Owner Trust Certificates and transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee may appoint, by a written instrument delivered to the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the Owner Trustee may prescribe, provided that the Owner Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Owner Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Administrators and the Owner Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

           (b) No transfer, sale, pledge or other disposition of any Owner Trust Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who, to the actual knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify any Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of any Owner Trust Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer of an Owner Trust Certificate or an interest therein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Administrators, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           (c) No transfer of any Owner Trust Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Owner Trust Certificate or interest therein on behalf of, or with assets of, a Plan.

           (d) No transfer of any Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

           (e) The Owner Trust Certificates shall bear a legend describing or referencing the restrictions on transferability set forth in Sections 12.1(b), (c) and (d).

           (f) Subject to compliance with Sections 12.1(b), (c) and (d), upon surrender for registration of transfer of the Owner Trust Certificates at the office of the Certificate Registrar or at the office of its Agent in Wilmington, Delaware, the Owner Trustee shall execute, and the Certificate Registrar shall deliver and authenticate, in the name of the designated transferee or transferees, one or more new Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest and dated the date of authentication by the Certificate Registrar.

           (g) At the option of any Certificateholder, Owner Trust Certificates may be exchanged for other Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest upon surrender of the Owner Trust Certificates to be exchanged at the office of the Certificate Registrar, or the office of its Agent in Wilmington, Delaware. Whenever any Owner Trust Certificates are so surrendered for exchange, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, the Owner Trust Certificates which the Certificateholder is entitled to receive.

           (h) If the Owner Trustee or the Certificate Registrar so requires, every Owner Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by, the Certificateholder thereof or such person's attorney duly authorized in writing.

           (i) No service charge shall be made to the requesting Certificateholder for any registration of transfer or exchange of Owner Trust Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed or any reasonable expenses in connection with any registration of transfer or exchange of Owner Trust Certificates.

           (j) The Certificate Registrar shall cancel and retain or destroy, in accordance with the Owner Trustee's retention policy then in effect, all Owner Trust Certificates surrendered for registration of transfer or exchange.

           SECTION 12.2 Mutilated, Destroyed, Lost or Stolen Owner Trust Certificates.

           If (i) any mutilated Owner Trust Certificate is surrendered to the Owner Trustee or the Certificate Registrar, or the Owner Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Owner Trust Certificate, and (ii) there is delivered to the Owner Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Certificate Registrar that such Owner Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Owner Trust Certificate, a new Owner Trust Certificate of like tenor. Upon the issuance of any new Owner Trust Certificate under this Section 12.2, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Owner Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Owner Trust Certificate shall be found at any time and such original Owner Trust Certificate shall thereby be deemed canceled.

           SECTION 12.3 Persons Deemed Owners.

           Prior to due presentation of an Owner Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Owner Trust Certificate is registered as the owner of such Owner Trust Certificate for the purpose of receiving distributions to Certificateholders pursuant to Section 4.2 hereof and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

           SECTION 12.4 Access to Names and Addresses.

           (a) If any Certificateholder, the Depositor or an Administrator (each, in such capacity, an "Applicant") applies in writing to the Owner Trustee, and such application states that the Applicant desires to communicate with Certificateholders with respect to their rights under this Agreement or the Owner Trust Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Owner Trustee shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as set forth in the Certificate Register.

           (b) Every Certificateholder consents to the disclosure to any Applicant of its identity and status as a Certificateholder and agrees with the Owner Trustee that the Owner Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           SECTION 12.5 Actions of Certificateholders and Others.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Collateral Agent may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Collateral Agent in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, if made in the manner provided in this Section 12.5.

           (b) The fact and date of the execution by any Certificateholder or the Collateral Agent of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

           (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every transferee of every Owner Trust Certificate issued upon the registration of transfer of such Certificateholder's Owner Trust Certificate or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Owner Trustee, in reliance thereon, whether or not notation of such action is made upon such Owner Trust Certificate.

           (d) The Owner Trustee may require such additional proof of any matter referred to in this Section 12.5 as it shall deem reasonably necessary.

ARTICLE XIII

MISCELLANEOUS

           SECTION 13.1 No Legal Title to Trust Estate in the Certificateholders.

           The Certificateholders shall not have legal title to any part of the Trust Estate; provided, however, that the Certificateholders have a beneficial interest in the Trust Estate (and initially shall have all right, title and interest in and to the Owner Trust Certificates). No transfer by operation of law or otherwise of any right, title or interest of the Certificateholders in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

           SECTION 13.2 Reserved.

           SECTION 13.3 Action by the Owner Trustee is Binding.

           Any actions, directions, approvals or consents by the Owner Trustee so long as such actions, directions, consents or approvals are made pursuant to the terms of this Agreement shall bind the Certificateholders and shall be effective to consent to action taken by the parties. No such party shall be required to inquire as to the authorization, necessity, expediency or regularity of such consent by the Owner Trustee.

           SECTION 13.4 Limitation on Rights of Others.

           Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Bank, the Owner Trustee, the Depositor and the Certificateholders, any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, however, that the Collateral Agent shall be a third-party beneficiary of this Agreement.

           SECTION 13.5 Notices. All demands, notices and communications hereunder shall be in writing, may be given by facsimile transmission, shall be deemed to have been given upon receipt (except that notices being sent by first class mail, postage prepaid, shall be deemed to be received five Business Days following the mailing thereof) as follows: (i) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; (ii) in the case of the Depositor, 1000 Woodbury Road, Woodbury, New York 11797, Attention: General Counsel, Tel. (516) 364-8500, Fax: (516) 364-9450; (iii) in the case of the Collateral Agent, 100 Wall Street, 16th Floor, New York, New York 10005, Attention: Ms. Amy S. Roberts, Vice President, Tel. (212) 361-2893, Fax: (212) 809-5459; and (iv) in the case of a Certificateholder, to that Person's name and address as set forth from time to time in the Certificate Register; or as to each such Person such other address and/or facsimile number as any of them shall specify by written notice to the other parties.

           SECTION 13.6 Severability.

           To the extent permitted by law, any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           SECTION 13.7 Limitation on the Depositor's and the Certificateholder's Respective Liability.

           Neither the Depositor nor any Certificateholder shall have any liability for the performance of this Agreement except as expressly set forth herein.

           SECTION 13.8 Separate Counterparts.

           This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION 13.9 Successors and Assigns.

           All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Bank, the Owner Trustee and its successors and assigns, the Certificateholders and the Depositor and its or their respective successors and assigns, and the Collateral Agent, as third-party beneficiary, and its successors all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor and any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

           SECTION 13.10 Headings.

           The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provision hereof.

           SECTION 13.11 Governing Law.

           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 13.12 Administration of Trust.

           The principal place of administration of the Trust shall be in the State of Delaware.

           SECTION 13.13 Performance by the Depositor or the Administrators.

           Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Depositor or either Administrator and any such performance shall not be construed as a revocation of the trusts created hereby.

           SECTION 13.14 No Implied Waiver.

           No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

           SECTION 13.15 References.

           The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. "Include", "included", "includes" and "including" shall be deemed to be followed by "without limitation". "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to in Article I means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented in accordance with the terms thereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. Any term defined above by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereto", "hereunder" and comparable terms refer to this Agreement (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision hereof or attachment hereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context other requires, references to the plural and vice versa. References in this Agreement to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, clause or subdivision of or attachment to this Agreement.

           SECTION 13.16 Tax Matters.

           (a) It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust, shall be treated as a partnership if, for federal income tax purposes, the Trust is considered to have more than one Certificateholder, or as a division of the Certificateholder that is ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Certificateholder. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust, as it relates to the assets in the Trust and the Owner Trust Certificates, as a partnership or division of the Certificateholder, as just described, for such tax purposes.

           (b) Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Certificateholders, and apportioned among the Certificateholders pro rata based upon their respective Percentage Interests.

           (c) In the Administration Agreement, the Administrators have agreed that they shall (i) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 to IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, to enable each Certificateholder to prepare its federal and state income tax returns, (ii) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the characterization of the Trust as a partnership or division of a single Certificateholder, as the case may be, for federal income tax purposes and (iii) prepare or cause to be prepared, and file or cause to be filed, deliver or cause to be delivered any annual or other necessary returns, reports or forms relating to the Owner Trust Certificates (including information returns on IRS Form 1099). The Trust shall make all elections pursuant to this Section as directed in writing by the Depositor or Administrators. The Owner Trustee on behalf of the Trust shall sign all tax information returns relating to the Owner Trust Certificates, if any, furnished to it in execution form by the Depositor or Administrators and any other returns as may be required by law and so furnished to it by and at the direction of the Depositor or the Administrators, and in doing so shall be entitled to, and shall be fully protected if it shall, rely entirely upon, and shall have no liability for, information or calculations provided by the Depositor or the Administrators. All tax returns shall be signed by the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, unless some other party is required by law to sign such return (in which case such other party shall sign). If the Trust is characterized as a partnership for federal income tax purposes the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, shall be the "tax matters partner" of the Trust pursuant to the Code.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date hereof.

DF SPECIAL HOLDINGS CORPORATION, as Depositor By: Name: Title: WILMINGTON TRUST COMPANY, in its individual capacity and as Owner Trustee By: Name: Title:

Agreed and Accepted with respect to
Article VII

DELTA FUNDING CORPORATION

By:
      Name:
      Title:

SCHEDULE I

CERTIFICATE SCHEDULE OF UNDERLYING CERTIFICATES

Underlying Certificate	Percentage Interest

EXHIBIT A

[FORM OF OWNER TRUST CERTIFICATE]

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1
OWNER TRUST CERTIFICATE

Date of Deposit Trust Agreement: December 22, 2000 Depositor: DF Special Holdings Corporation Owner Trust Certificate No. 1	Percentage Interest in Trust Evidenced by this Owner Trust Certificate: 100% Closing Date: December 22, 2000 Owner Trustee: Wilmington Trust Company

           THIS OWNER TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, THE DEPOSITOR, THE OWNER TRUSTEE, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON. NEITHER THIS OWNER TRUST CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE INSURER OR GUARANTOR.

           THIS OWNER TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1 OF THE TRUST AGREEMENT (AS DEFINED HEREIN).

           NO TRANSFER OF THIS OWNER TRUST CERTIFICATE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH, A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS OWNER TRUST CERTIFICATE OR INTEREST HEREIN ON BEHALF OF, OR WITH ASSETS OF, A PLAN WILL BE REGISTERED.

           THIS OWNER TRUST CERTIFICATE WILL NOT BE TRANSFERABLE TO ANY PERSON THAT IS NOT A "UNITED STATES PERSON" AS DEFINED IN SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), IF SUCH PERSON IS EXEMPT FROM TAXATION UNDER SECTION 501(a) OF THE CODE.

           This Owner Trust Certificate is issued pursuant to, and in accordance with, the terms of a Deposit Trust Agreement, dated as of December 22 2000 (the "Trust Agreement"; terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which are set forth herein. This Owner Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Owner Trust Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. In the event of a conflict between the provisions of this Owner Trust Certificate and those of the Trust Agreement, the provisions of the Trust Agreement shall control.

           This certifies that DF Special Holdings Corporation (the "Certificateholder") is the registered owner of the Percentage Interest evidenced by this Owner Trust Certificate in the trust established pursuant to the Trust Agreement and designated as Delta Funding Residual Holding Trust 2000-1 (the "Trust"). The assets of the Trust include the Underlying Certificates and the proceeds thereof.

           Except to the extent of their execution and authentication, respectively, of the Owner Trust Certificates, the Owner Trustee and the Certificate Registrar make no representation or warranty as to any of the statements contained herein or the validity or sufficiency of this Owner Trust Certificate, the Underlying Certificates or the assets in which the Underlying Certificates evidence an interest. The Owner Trustee has executed this Owner Trust Certificate in its limited capacity as Owner Trustee under the Trust Agreement, and the Certificate Registrar has authenticated this Owner Trust Certificate in its limited capacity as Certificate Registrar under the Trust Agreement.

           Distributions on the Owner Trust Certificates will be made with respect to the Underlying Certificates on the payment date for each such Underlying Certificate. As more fully described in the Trust Agreement, distributions allocable to the Owner Trust Certificates may be made on each Payment Date up to the amount of Certificateholder Funds for the related Payment Date and, to the extent not previously paid, for all prior Payment Dates. As and to the extent described in the Trust Agreement, distributions of Certificateholder Funds will be limited to the amount available for such purpose in the Certificate Account.

           Pursuant to the Trust Agreement, all payments made with respect to the Owner Trust Certificates on any Payment Date shall be allocated pro rata among the Certificateholders based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing of its wiring instructions at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

           This Owner Trust Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee.

           No transfer, sale, pledge or other disposition of this Owner Trust Certificate or interest herein shall be made unless that transfer, sale, pledge or the disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who to the knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Trust Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Trust Agreement or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify this Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under the Trust Agreement to permit the transfer of this Owner Trust Certificate or interest herein without registration or qualification. Any Certificateholder desiring to effect a transfer of this Owner Trust Certificate or an interest herein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           No transfer of this Owner Trust Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Owner Trust Certificate or interest herein on behalf of, or with assets of, a Plan.

           No transfer of this Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

           Prior to transfer of this Owner Trust Certificate in accordance with the foregoing and the Trust Agreement, the Owner Trustee and the Certificate Registrar and any agent of any of them may treat the Person in whose name this Owner Trust Certificate is registered as the owner hereof for the purpose of receiving distributions to Certificateholders pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

           As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Owner Trust Certificate is exchangeable for other Owner Trust Certificates in authorized denominations representing a like aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

           No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge or reasonable expenses payable in connection therewith.

           The Trust Agreement permits, with certain exceptions therein provided, the amendment of the Trust Agreement and the modification of the rights of the Certificateholders at any time by the Owner Trustee with the consent of the Collateral Agent and Certificateholders owning a majority of the Percentage Interests (except as provided in the Trust Agreement). Any consent by the Certificateholder of this Owner Trust Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Owner Trust Certificate.

           Unless the Certificate of Authentication on this Owner Trust Certificate has been executed by or on behalf of the Certificate Registrar, by manual signature, this Owner Trust Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Owner Trustee has caused this Owner Trust Certificate to be duly executed.

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Officer

CERTIFICATE OF AUTHENTICATION

           This is one of the Owner Trust Certificates referred to in the within-referenced Trust Agreement.

Dated: ___________

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Certificate Registrar By: Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________________________________________________ _________________________________________________________________________[Please print or typewrite name(s) and address(es), including postal zip code of assignee(s)] ("Assignee(s)") that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below and hereby authorize(s) the transfer and registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Owner Trust Certificate for that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below to the above-named Assignee(s) and deliver such Owner Trust Certificate to the following address: ____________________________________________________________________________________________________ _______________________________________________; to issue a new Owner Trust Certificate for the remainder of the interest in the Trust represented by the within Owner Trust Certificate to the Assignor(s) and deliver such Owner Trust Certificate to the following address: _____________________________________________________________________________________________________ ________________________________________________________; and to cancel the within Owner Trust Certificate.

Date: Percentage Interest Transferred:	Signature by or on behalf of Assignor(s) Taxpayer Identification Number

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                                            [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:	Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (the "Owner Trust Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the sale by ____________________ (the "Transferor") to ________________ (the "Transferee") of the Owner Trust Certificates representing a ____% Percentage Interest (the "Transferred Owner Trust Certificates"). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of ______, 2000 (the "Agreement"), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferee, that:

1. The Transferor is the lawful owner of the Transferred Owner Trust Certificates with the full right to transfer such Owner Trust Certificates free from any and all claims and encumbrances whatsoever.

           2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Owner Trust Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Owner Trust Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Owner Trust Certificate pursuant to the Securities Act or any state securities laws.

3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

_____	(a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

_____	(b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

_____	(c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

_____	(d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Owner Trust Certificates and payments thereon, (b) the Notes and payments thereon, (c) the nature and performance of the Underlying Certificates and (d) the Indenture, the Agreement and the Trust Estate, that the Transferee has requested.

Very truly yours, (Transferor) By: Name: Title:

EXHIBIT B-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                           [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:	Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (the "Owner Trust Certificates")

Ladies and Gentlemen:

           ____________________ (the "Transferee") intends to purchase from ___________________ (the "Transferor") the Owner Trust Certificates representing a ____% Percentage Interest (the "Transferred Owner Trust Certificates"). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of _______, 2000 (the "Agreement"), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company as owner trustee (the "Owner Trustee"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferor, that:

           1.      The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Owner Trust Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Owner Trust Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Owner Trust Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

           2.      The Transferee has been furnished with all information regarding (a) the Transferred Owner Trust Certificates and payments thereon, (b) the nature and performance of the Underlying Certificates and the Home Equity Loans, (c) the Indenture, (d) the Agreement and (e) any credit enhancement mechanism associated with the Transferred Owner Trust Certificates, that it has requested.

           3.      The Transferee represents that it is not any employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"), or a Person acting, directly or indirectly, on behalf of, or with the assets of, a Plan.

           4.      The Transferee represents that it not a "United States person" as defined in Section 7701(a)(30) of the Code which is exempt from taxation under Section 501(a) of the Code.

           5.      The Transferee agrees to be bound by the terms of the Agreement.

Very truly yours, (Transferee) By: Name: Title:

ANNEX 1 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Owner Trust Certificates (the "Transferee").

           2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

a.	amount owned and/or invested on a discretionary basis in securities is greater than $100 million and the undersigned is one of the following entities:

(1)	___	an insurance company as defined in Section 2(13) of the Act; or

(2)	___	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(3)	___	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(4)	___	a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(5)	___	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(6)	___	a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(7)	___	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(8)	___	an investment adviser registered under the Investment Advisers Act; or

b.	____	amount owned and/or invested on a discretionary basis in securities is greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	____	amount owned and/or invested on a discretionary basis in securities is less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	____	amount owned and/or invested on a discretionary basis in securities is less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of securities; or

e.	____	amount owned and/or invested on a discretionary basis in securities is less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

           3.      The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

           4.       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5.       The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Owner Trust Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___ Yes	___ No	Will the Transferee be purchasing the Transferred Owner Trust Certificates only for the Transferee's own account?

           6.       If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.       The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee By: Name: Title: Date:

ANNEX 2 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1.      As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2.       The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

_____	The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____	The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3.      The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.      The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5.      The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.
___ Yes	___ No	Will the Transferee be purchasing the Transferred Owner Trust Certificates only for the Transferee's own account?

           6.      If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.       The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser By: Name: Title: Date: IF AN ADVISER: Print Name of Transferee Date:

EXHIBIT C

[FORM OF CERTIFICATE OF TRUST]

CERTIFICATE OF TRUST OF
DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

           This Certificate of Trust of Delta Funding Residual Holding Trust 2000-1 (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code,ss.3801 et seq.) (the "Act").

           1. Name. The name of the business trust formed hereby is Delta Funding Residual Holding Trust 2000-1.

           2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

           3. Effective Date. This Certificate of Trust shall be effective on ___________, 2000.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust. By: Name: Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

           DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust"), hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] that as of ________, 200_:

1.	The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the form of valuation report which was prepared in accordance with the requirements of Section 4.17 of the Indenture dated as of _____, 2000 (the "Indenture") attached hereto as Exhibit D-1.

2.	The requirements of Sections 4.17, 4.19 and 4.27 of the Indenture are satisfied as to each applicable Underlying Agreement for Senior Residual Receivables and Residual Receivables (as those terms are defined in the Indenture) included in the Trust Account Property.

3.	No Default or Event of Default under the Indenture has occurred and is continuing.

4.	A true copy of this Compliance Certificate has been delivered to the Collateral Agent.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on the ____ day of __________, 200_.

DF SPECIAL HOLDINGS CORPORATION. By: Name: Title:

EXHIBIT D-1

VALUATION REPORT

Trust name: ______________________________________

Unpaid Principal Balance of Mortgage Loans at __________________: $_________________

Weighted Average Coupon at _________________: _________%

Prepayment assumptions: _______________________

Default assumptions: ______________________

Discount Rate: Senior Residual Receivables are valued using a discount rate of 12% and all other Residual Receivables are valued using a discount rate of 18%.

Value at ______________: $_________________

EXHIBIT E

RELEASE CERTIFICATION

           DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust") hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] as follows:

           1.      The Depositor hereby requests the release of the following (complete one):

(a)	$_________ from the Cash Collateral Account

(b)	the _________ Underlying Certificates identified on the attached Schedule 1.

           2.      Simultaneously with the requested release, the Depositor is delivering the cash and/or Underlying Certificates, if any, identified on schedule 2 together with, if applicable, all documents required of a transferor to obtain a new Underlying Certificate registered in the name of the Trust.

           3.      If the release relates to Underlying Certificates, delivered herewith are all documents required to be furnished by the Trust under the related Underlying Agreement.

           4.      Upon and after giving effect to the release specified in Paragraph 1 and the delivery, if any, specified in schedule 2.

(a)	The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the form of valuation report which was prepared in accordance with the requirements of Section 4.17 of the Indenture dated as of ______, 2000 (the "Indenture") attached hereto as Exhibit D-1.

(b)	The requirements of Sections 4.17, 4.19 and 4.27 of the Indenture are satisfied as to each applicable Underlying Agreement for Senior Residual Receivables and Residual Receivables (as those terms are defined in the Indenture) included in the Trust Account Property.

(c)	No Default or Event of Default under the Indenture has occurred or is continuing.

(d)	A true copy of this Release Certification has been delivered to the Collateral Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

           IN WITNESS WHEREOF, the undersigned has duly executed this certification as of __________, 200_.

DF SPECIAL HOLDINGS CORPORATION By: Name: Title:

Schedule 1

Released Certificates

Issuer	Series	Class	Percentage Interest

Schedule 2

Deposits
(complete as applicable)

1.      $___________________ for deposit in the Cash Collateral Account.

2.      Underlying Certificates

Issuer	Series	Class	Percentage Interest